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                                                                     EXHIBIT 5.1

                          [PEPPER HAMILTON LETTERHEAD]

                                                  July 23, 2003

OraSure Technologies, Inc.
220 East First Street
Bethlehem, Pennsylvania  18017

Ladies and Gentlemen:

          This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by OraSure Technologies, Inc, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on July 3, 2003 (SEC File No. 333-106786) and Pre-Effective Amendment No. 1 to the Registration Statement being filed with the Commission on even date herewith, with respect to the Company's:

          (i)     common stock, $0.000001 par value per share (the "Common
                  Stock");

          (ii) preferred stock, $0.000001 par value per share (the "Preferred Stock");

          (iii)   senior debt securities (the "Senior Debt Securities"); and

          (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities");

(collectively, the Common Stock, the Preferred Stock, the Senior Debt Securities and the Subordinated Debt Securities are referred to herein as the "Securities"); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000.

          The Senior Debt Securities may be issued pursuant to the Indenture between the Company and a trustee to be named in such Indenture which has been filed as an exhibit to the Registration Statement; and the Subordinated Debt Securities may be issued pursuant to the Indenture between the Company and a trustee to be named in such Indenture, which has been filed as an exhibit to the Registration Statement (collectively, the "Indentures").

          In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct;
(ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Indentures, together with any supplemental indenture or other instruments establishing a series of Debt Securities to be issued under either of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do no affect the opinions given hereunder; and (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

          We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

          1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on

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OraSure Technologies, Inc.
July 23, 2003
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the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Company has received the consideration provided for in the Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

          2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be offered, issued and sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iii) the terms of offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and nonassessable.

          3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and offered, issued and sold as contemplated in the Registration Statement, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company.

          The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

          We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

          We express no opinion with respect to the applicability of any law other than the state laws of the Commonwealth of Pennsylvania, the laws of the State of New York, the Federal laws of the United States of America and the Delaware General Corporation Law, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, each as in effect on the date hereof. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Pennsylvania.

          We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have

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OraSure Technologies, Inc.
July 23, 2003
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assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder, assumptions which we have not independently verified.

          It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock and Debt Securities while the Registration Statement is in effect.

          Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/  Pepper Hamilton, LLP
                                         Pepper Hamilton, LLP